UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2012

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (d) On May 21, 2012, the Board of Directors (the “Board”) of Baker Hughes Incorporated (the “Company”) appointed Lynn L. Elsenhans to serve on the Board of the Company as an independent director, effective May 21, 2012. Her term will expire at the Annual Meeting of Stockholders in 2013. Ms. Elsenhans will serve on the Audit/Ethics and Governance Committees.

On May 21, 2012, Ms. Elsenhans was granted an option to purchase 1,000 shares of the Company's common stock which will vest one-third on each of May 21, 2013, 2014 and 2015. She will also be eligible to receive compensation for her services in accordance with the Company's standard compensatory arrangements for non-employee directors described in the Company's definitive proxy statement filed March 2, 2012 and incorporated herein by reference. The Company and Ms. Elsenhans entered into an Indemnification Agreement effective as of May 21, 2012, which form of agreement and amendment were filed as Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 2003 and as Exhibit 10.4 to the Company's Form 8-K filed December 19, 2008, respectively and incorporated herein by reference.

    A copy of the news release, which contains Ms. Elsenhans' biographical information, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On May 21, 2012, the Board of Directors amended and restated the Bylaws of the Company. The amended and restated Bylaws changed Article III, Section 1 to require the size of the Board of Directors to increase from 12 to 13 directors.

Item 9.01. Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(d)    Exhibits.
3.1* - Restated Bylaws of the Company dated May 21, 2012.

99.1* - News Release dated May 21, 2012.

* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baker Hughes Incorporated

Dated: May 21, 2012	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Restated Bylaws of the Company dated May 21, 2012.
Exhibit 99.1	News Release dated May 21, 2012.